Exhibit 99.1


                   Digirad Reports 2006 First Quarter Results;
                       Management Reaffirms 2006 Guidance


     POWAY, Calif.--(BUSINESS WIRE)--May 2, 2006--Digirad Corporation (NASDAQ:DRAD), a leading provider of cardiovascular imaging services and solid-state nuclear medicine imaging products to physician offices, hospitals and imaging centers, today announced financial results for the first quarter of 2006 that exceeded previous expectations, and reaffirmed guidance for 2006.
     "In the first quarter of 2006 we met or exceeded our goals for virtually every financial and operational category in both our product business and DIS mobile imaging services," said CEO Mark Casner. "We are encouraged by this performance, which reflected the improving productivity of our expanded and refocused sales organization and the impact of our targeted and data-driven marketing initiatives. We anticipate further progress as we continue implementing our strategy to achieve sustainable revenue and profit growth."
     Casner continued, "We are meeting internal milestones we have set for our software and technical development programs to enhance the image quality and reliability of our advanced Cardius(R)-3 imaging system for nuclear cardiology, and are on plan to begin releasing these enhancements to our customers in mid-2006. We already have rolled out a limited number of mobile Cardius-3M systems in our DIS fleet, and the initial customer response is positive. In addition to improving customer service, we expect this upgrade to help reduce employee turnover and improve resource utilization in DIS."

     First Quarter Results

     For the three months ended March 31, 2006, consolidated revenues increased 5.5% to $19.0 million. This compares to consolidated revenues of $18.0 million for the first quarter of 2005 and $17.4 million for the fourth quarter of 2005.
     DIS revenue increased 7.3% to $13.2 million for this year's first quarter from $12.3 million for the first quarter of 2005, and increased sequentially compared to $12.0 million for the fourth quarter of 2005. DIS service days for the first quarter of 2006 were 3,461 compared to 3,381 for the same period last year, reflecting acceleration in the pace of entering into new service contracts compared to recent quarters.
     Product segment revenue, which includes sales of gamma cameras, upgrades, accessories and maintenance revenue, increased slightly to $5.7 million for the first quarter of 2006 versus $5.6 million for the first quarter of 2005, and increased sequentially compared to $5.4 million for the fourth quarter of 2005.
     Consolidated gross margin for the three months ended March 31, 2006, declined to 23.2% from 28.7% for the first quarter of 2005, but increased sequentially compared to 18.8% for the fourth quarter of 2005.
     DIS gross margin was 21.1% for this year's first quarter compared to 29.7% for the first quarter of 2005 and 14.7% for the fourth quarter of 2005. The sequential increase in DIS gross margin reflected improved staff efficiency and system utilization as well as lower depreciation expense versus the immediately preceding quarter.
     Product segment gross margin improved to 28.0% for the first quarter of 2006 versus 26.5% for the first quarter of 2005 and 27.9% for the fourth quarter of 2005, reflecting operational efficiencies and lower maintenance costs stemming from improved product reliability.
     The net loss for the first quarter of 2006 was $2.8 million, or $0.15 per share, including share-based compensation expense of $471,000. This compares to a net loss for the first quarter of 2005 of $981,000, or $0.05 per share, which included share-based compensation expense of $178,000. Before share-based compensation expense, the net loss for the first quarter of 2006 was $2.3 million, or $0.12 per share, and the net loss for the first quarter of 2005 was $803,000, or $0.04 per share.
     Cash and equivalents and securities available for sale at March 31, 2006, were $46.8 million compared to $49.5 million at December 31, 2005. Net inventories declined to $4.1 million at March 31, 2006, from $5.1 million at December 31, 2005, and $7.0 million at December 31, 2004.

     Second Quarter and 2006 Guidance

     Casner said that effective on June 1, 2006, DIS plans no longer to provide certain stress agents used in a portion of imaging procedures. Instead, DIS' physician customers will provide these agents. "While we expect this change to reduce DIS revenue by approximately $400,000 in the second quarter and about $2.6 million for 2006 compared to what it otherwise would have been under our original delivery model, we expect DIS gross margin to increase by 50 to 100 basis points and little to no impact on DIS net earnings. We will continue to seek ways to make all of our DIS operations more efficient and profitable," he said.
     Digirad management currently expects DIS revenue for the second quarter of 2006 in the range of $12.7 million to $13.0 million, including the impact of the change in the delivery of stress agents. Product revenue is expected to be between $5.1 million and $5.3 million, and consolidated revenues between $17.8 million and $18.3 million. The consolidated loss for the second quarter currently is expected to be between $2.8 million and $3.1 million, including the estimated share-based compensation expense of $400,000, or between $2.4 million and $2.7 million, before the anticipated share-based compensation expense.
     For the year as a whole, management reaffirmed its previous guidance for consolidated revenues to be between $70.0 million and $74.0 million, consisting of DIS revenue between $49.0 million and $51.0 million (including the impact of the stress agent delivery change) and product revenue between $21.0 million and $23.0 million. Management continues to expect the consolidated loss for 2006 to be between $10.6 million and $12.6 million, including the estimated share-based compensation expense of $2.6 million, or between $8.0 million and $10.0 million, before the anticipated share-based compensation expense.

     Note Regarding Non-GAAP Financial Measures

     Because share-based compensation expense is a non-cash accounting charge that the company was not required to record in past periods, management believes that its exclusion from net income (loss) provides useful supplemental information regarding the Company's performance and facilitates comparisons to historical operating results. Management also uses this information for forecasting and budgeting, as it believes that the measure is indicative of Digirad's core operating results. Note, however, that non-GAAP net income (loss) is a performance measure only, and does not provide any measure of the company's cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP.

     Conference Call

     Digirad has scheduled a conference call at 11:00 a.m. ET today. A simultaneous webcast of the call may be accessed at the Investor Relations page of www.digirad.com. A replay will be available for one year at this same Internet address. A telephone replay will be available for 48 hours after the call by dialing 800-642-1687, reservation #2037699.

     About Digirad

     Digirad Corporation develops, manufactures and markets solid-state, digital gamma cameras to hospitals, imaging centers and physician offices. Digirad offers a comprehensive line of solid-state nuclear gamma cameras that produce a high quality image for use in the detection of many medical conditions, including cardiovascular disease. Digirad's cameras are unique as their lightweight and compact design allows them to fit easily into small office spaces. Digirad's wholly owned subsidiaries, Digirad Imaging Solutions and Digirad Imaging Systems, offer a comprehensive and mobile imaging leasing and services program for physicians who wish to perform in-office nuclear cardiology procedures but do not have the patient volume, capital or resources to justify purchasing a gamma camera. For more information, please visit www.digirad.com. Digirad(R), Digirad Imaging Solutions(R) and Cardius(R) are registered trademarks of Digirad Corporation.

     Forward-Looking Statements

     Digirad cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts and use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with a discussion of future operating or financial performance or events. Examples of such statements include the statements regarding Digirad's expected revenues and losses for the second quarter and full year of 2006, the expectation for progress in achieving its strategy for growth, its expectations regarding reductions in turnover and resource utilization, and its expectations regarding the effects of its decision to discontinue the delivery of stress agents. The inclusion of these and other forward-looking statements should not be regarded as a representation by Digirad that any of its plans will be achieved. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Digirad's business, including, without limitation: the degree to which personnel changes and related disruptions in our business activities may affect Digirad's products, customers, work force, suppliers, and our overall business prospects and operations; the degree to which Digirad's camera systems and related services and improvements to its camera systems or new service offerings will be accepted by physicians and hospitals, some of whom may experience reliability issues or technical problems; the ability of Digirad to effectively market, sell and distribute its medical devices, and related services given its limited capabilities in these areas; Digirad's ability to manage risks relating to product liability, warranty claims, recalls, property damage and personal injury with respect to its imaging systems; and other risks detailed in Digirad's Securities and Exchange Commission filings, including its Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Digirad undertakes no obligation to revise or update this press release, including the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.


                               Digirad Corporation
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                             Three Months Ended
                                                 March 31,
                                      --------------------------------
                                            2006            2005
                                      --------------------------------
Revenue:
 DIS                                  $        13,217  $       12,322
 Product                                        5,738           5,648
                                      ---------------- ---------------

Total revenue                                  18,955          17,970

Cost of revenue:
 DIS                                           10,432           8,659
 Product                                        4,130           4,154
                                      ---------------- ---------------

Total cost of revenue                          14,562          12,813
                                      ---------------- ---------------

Gross profit                                    4,393           5,157

Operating expenses:
 Research and development                       1,096             922
 Sales and marketing                            2,459           2,039
 General and administrative                     4,129           3,405
 Amortization and impairment of
  intangible assets                                 9              16
                                      ---------------- ---------------

Total operating expenses                        7,693           6,382
                                      ---------------- ---------------

Loss from operations                           (3,300)         (1,225)

Interest and other, net                           496             244
                                      ---------------- ---------------

Net loss                              $        (2,804) $         (981)
                                      ================ ===============

Net loss per share -- basic and
 diluted                              $         (0.15) $        (0.05)
                                      ================ ===============

Weighted average shares outstanding:
 Basic and diluted                             18,710          18,105
                                      ================ ===============

The composition of stock-based
 compensation is as follows:
 Cost of DIS Revenue                  $            20  $           34
 Cost of Product revenue                           18              25
 Research and development                          42              22
 Sales and marketing                               75              21
 General and administrative                       316              76
                                      ---------------- ---------------
                                      $           471  $          178
                                      ================ ===============


                               Digirad Corporation
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

Assets                                   March 31,      December 31,
                                            2006           2005(1)
                                        (Unaudited)
                                      -------------------------------

 Cash and cash equivalents            $        17,127  $       16,303
 Securities available-for-sale                 29,651          33,202
 Accounts receivable, net                       9,026           8,132
 Inventories, net                               4,137           5,136
 Other current assets                           1,557           1,687
                                      ---------------- ---------------

Total current assets                           61,498          64,460

Property and equipment, net                     9,600           9,582
Intangibles, net                                  454             402
Restricted cash                                    60              60
                                      ---------------- ---------------

Total assets                          $        71,612  $       74,504
                                      ================ ===============


Liabilities and stockholder's equity

 Accounts payable                     $         2,565  $        2,152
 Accrued compensation                           2,425           2,585
 Accrued warranty                                 779             825
 Other accrued liabilities                      4,112           4,614
 Deferred revenue                               2,869           2,858
 Current portion of long-term debt                593             766
                                      ---------------- ---------------

Total current liabilities                      13,343          13,800

Long-term debt, net of current
 portion                                          298             368
Deferred rent                                     336             348

Total stockholder's equity                     57,635          59,988
                                      ---------------- ---------------

Total liabilities and stockholder's
 equity                               $        71,612  $       74,504
                                      ================ ===============

(1) The condensed consolidated balance sheet as of December 31, 2005, has been derived from the audited financial statements as of that date.


                               Digirad Corporation
            Reconciliation of Non-GAAP to GAAP Results of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                             Three Months Ended
                                               March 31, 2006

                                         As       Non-GAAP      Non-
                                      Reported Adjustments(a)   GAAP

Gross profit                          $ 4,393  $        38(b) $ 4,431

Operating expenses                      7,693        (433)(b)   7,260

Loss from operations                   (3,300)         471(b)  (2,829)

Net loss                              $(2,804) $         471  $(2,333)

Loss per share, basic and diluted     $ (0.15)                $ (0.12)

Shares used in computing loss per
 share (in thousands):
Basic and diluted                      18,710                  18,710


                                             Three Months Ended
                                               March 31, 2005

                                         As       Non-GAAP    Non-GAAP
                                      Reported Adjustments(a)

Gross profit                          $ 5,157    $      59(c) $ 5,216

Operating expenses                      6,382        (119)(c)   6,263

Loss from operations                   (1,225)         178(c)  (1,047)

Net loss                              $  (981)   $       178  $  (803)

Loss per share, basic and diluted      $ (0.05)               $ (0.04)

Shares used in computing loss per
 share (in thousands):
Basic and diluted                       18,105                 18,105

(a) These adjustments reconcile the Company's GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results, excluding items such as non-cash, stock-based compensation, provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. In addition, management's bonus compensation is based on its performance against these non-GAAP measures. These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results. The Company adopted the fair-value recognition provisions of SFAS No. 123 revised (123R) to expense stock-based compensation in its fiscal quarter ended March 31, 2006. Prior to the adoption of SFAS No. 123R, the Company accounted for employee stock-based compensation using the intrinsic value method prescribed by APB No. 25 and the disclosure-only provisions of SFAS No. 123.

(b) These adjustments reflect the non-cash, stock-based compensation expense as measured under SFAS No. 123R related to unvested stock options. The fair-value calculated expense as determined on the awards' grant date is recognized as the awards vest.

(c) These adjustments reflect the non-cash, stock-based compensation expense as measured under APB No. 25 related primarily to stock option grants awarded immediately prior to the Company's initial public offering in June 2004. Note that neither the Company's GAAP nor non-GAAP results of operations in fiscal year 2005 included the accounting impact had the Company chosen to apply the fair-value recognition provisions of SFAS No. 123R.



     CONTACT: Digirad Corporation
              Todd Clyde, 858-726-1600
              ir@digirad.com
              or
              Neil Berkman Associates (investors)
              310-826-5051
              info@BerkmanAssociates.com